UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 7, 2016

REGI U.S., INC.
(Exact name of registrant as specified in its charter)

Oregon	000-23920	91-1580146
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 10 - 7520 N. Market St., Spokane, WA	99217
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (253) 514-6114

n/a
(Former name or former address, if changed since last report.)

heck the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Item 2.01	Completion Of Acquisition Or Disposition Of Assets

Item 3.02	Unregistered Sales of Equity Securities

Effective September 16, 2016, we executed asset purchase agreement with Reg Technologies Inc. to purchase all of the assets of Reg Technologies. The consideration for the purchase was an aggregate of 50,596,043 unregistered common shares of our company. On November 18, 2016, Reg Technologies obtained shareholder approval by special resolution at a special meeting of the shareholders.

On December 2, 2016, we issued an aggregate of 50,596,043 unregistered common shares of our company to close the transaction with Reg Technologies. We issued the securities to one (1) non-US person (as that term is defined in Regulation S of the Securities Act of 1933), in an offshore transaction relying on Regulation S of the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits

10.1	Asset Purchase Agreement with Reg Technologies Inc. dated September 16, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGI U.S., INC.

/s/ “Paul W. Chute”
Paul W. Chute
President and Director

Date:	December 7, 2016

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